UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 First Avenue
Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 28, 2013, the Compensation and Leadership Development Committee of the Board of Directors (the “Compensation Committee”) of Yahoo! Inc. (the “Company”) approved certain compensation arrangements for the Company’s executive officers, including its Chief Executive Officer and Chief Financial Officer.

2012 Annual Cash Bonuses

The Compensation Committee approved 2012 annual cash bonuses for Marissa A. Mayer, the Company’s Chief Executive Officer, and Ken Goldman, the Company’s Chief Financial Officer. Ms. Mayer received an annual cash bonus of $1,120,000 for 2012, under the Company’s 2012 annual cash bonus plan for senior executives (the “2012 Executive Incentive Plan”). As provided in the 2012 Executive Incentive Plan, Ms. Mayer’s bonus was determined based on the Company’s performance relative to goals established by the Committee in early 2012 for ex-TAC operating margin and revenue ex-TAC growth rate for 2012 (in each case as defined in, and subject to certain adjustments as set forth in, the 2012 Executive Incentive Plan). Ms. Mayer’s 2012 bonus was pro-rated based on her mid-year date of hire. Mr. Goldman was not eligible for a bonus under the 2012 Executive Incentive Plan because he joined the Company after October 1, 2012. The Compensation Committee awarded Mr. Goldman a discretionary bonus of $100,000 for his contributions since joining the Company.

2013 Executive Incentive Plan

The Compensation Committee also approved a new annual cash bonus plan for senior executives for 2013 (the “2013 Executive Incentive Plan”). Each participant in the plan is assigned a target bonus each year that is expressed as a percentage of the participant’s annual base salary. A participant’s bonus payout will be determined by multiplying the participant’s target bonus by a performance factor determined based on the Company’s performance and, if the Compensation Committee so determines, the participant’s individual performance. Actual bonuses may range from 0 percent (no bonus) to 200 percent of the participant’s target bonus. For 2013, the metrics used to determine the Company’s performance will be revenue ex-TAC, operating income and free cash flow, in each case subject to certain adjustments determined by the Compensation Committee, as well as a variety of operational goals. No minimum payment is required under the plan. The Compensation Committee also retains discretion under the plan to reduce (including to 0) the amount of any bonus otherwise payable to a participant as determined based on performance. The foregoing summary of the 2013 Executive Incentive Plan is qualified in its entirety by the provisions of the plan document attached as Exhibit 10.1.

The following table sets forth the 2013 Executive Incentive Plan target bonus percentage, expressed as a percentage of the participant’s annual base salary, for the Company’s Chief Executive Officer and Chief Financial Officer:

Name and Principal Position	2013 Target Bonus (% of Base Salary)
Marissa A. Mayer	200%
Chief Executive Officer
Ken Goldman	90%
Chief Financial Officer

Base Salary

No changes were made to the annual base salaries of Ms. Mayer or Mr. Goldman. Ms. Mayer’s base salary remains $1 million per year. Mr. Goldman’s base salary remains $600,000 per year.

Long-Term Equity Award Program

In addition, the Compensation Committee approved the grant of annual equity awards for 2013 to the Company’s senior executives, including Ms. Mayer and Mr. Goldman. The awards were in the form of restricted stock units. All of the restricted stock units vest over four years (or three years in the case of the Chief Executive Officer). Half the restricted stock units awarded to each executive (the “Performance RSUs”) are also subject to performance-based vesting requirements in each year. The performance metrics and goals for the Performance RSUs will be set on an annual basis and have been set for 2013. The metrics used to measure the Company’s performance for 2013 for purposes of the awards will be the Company’s revenue ex-TAC, operating income and free cash flow.

Severance Agreements

Both Ms. Mayer’s and Mr. Goldman’s employment offer letters with the Company provided that if their employment terminates in certain circumstances, the Company would offer them severance benefits similar to the benefits it provides to other senior executives of the Company. The Compensation Committee approved an updated form of severance agreement for the Company’s senior executives. The Compensation Committee also approved the Company entering into severance agreements with Ms. Mayer and with Mr. Goldman to provide them similar benefits should their employment terminate, consistent with the intent of their respective employment offer letters.

Pursuant to the severance agreements to be entered into with each of Ms. Mayer and Mr. Goldman, if the executive’s employment is terminated by the Company without cause, and the executive provides the Company with a release of claims, the executive will be entitled to a severance benefit consisting of (1) one year of base salary, (2) one year’s target annual bonus, (3) if the termination occurs after the end of a fiscal year and before the Company’s bonus payments for that fiscal year, the executive’s bonus for the completed fiscal year, (4) if the termination occurs in 2013, a pro-rated bonus for 2013, and (5) payment equal to the premiums required to continue medical benefits under COBRA for up to twelve months after termination. In addition, in such circumstances the executive will have six months to exercise any vested Company stock options. In addition, if Mr. Goldman’s employment is terminated by the Company without cause, or due to his death or disability, he will be entitled to accelerated vesting of certain Company equity awards that would otherwise vest in the six months following termination of his employment. Ms. Mayer’s employment offer letter included certain provisions regarding the accelerated vesting of her equity awards. These provisions continue in effect. Each executive also continues to be covered by the Company’s Change in Control Employee Severance Plan and will be entitled to benefits under that plan if greater than under the severance agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Yahoo! Inc. Executive Incentive Plan for 2013.

10.2	Form of Performance Restricted Stock Unit Award Agreement for Executives, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.3	Form of Performance Restricted Stock Unit Award Agreement between the Company and Marissa A. Mayer, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.4	Form of Restricted Stock Unit Award Agreement for Executives, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.5	Form of Restricted Stock Unit Award Agreement between the Company and Marissa A. Mayer, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.6	Form of Severance Agreement.

10.7	Form of Severance Agreement between the Company and Marissa A. Mayer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name:	Ronald S. Bell
Title:	General Counsel and Secretary

Date: March 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Yahoo! Inc. Executive Incentive Plan for 2013.

10.2	Form of Performance Restricted Stock Unit Award Agreement for Executives, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.3	Form of Performance Restricted Stock Unit Award Agreement between the Company and Marissa A. Mayer, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.4	Form of Restricted Stock Unit Award Agreement for Executives, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.5	Form of Restricted Stock Unit Award Agreement between the Company and Marissa A. Mayer, including the Notice of Grant, under the Yahoo! Inc. 1995 Stock Plan.

10.6	Form of Severance Agreement.

10.7	Form of Severance Agreement between the Company and Marissa A. Mayer.